UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

NCR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard
Duluth, Georgia 30096
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

On March 7, 2016, the Company announced that it has commenced further repurchases of its common stock under its previously disclosed April 1999 and November 2000 authorized share repurchase programs. The repurchases, which resumed in February, are expected to total $250 million in 2016.

As a result of the share repurchases, NCR is updating its full year 2016 guidance for non-GAAP diluted EPS to $2.85 to $2.95 from its previous guidance of $2.72 to $2.82 as well as its full year 2016 guidance for GAAP diluted EPS to $2.20 to $2.30 from its previous guidance of $2.07 to $2.17. In addition to updating full year 2016 diluted EPS guidance, NCR also reaffirms its full year 2016 and Q1 2016 guidance previously provided in its earnings call on February 9, 2016.

A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01

(d) Exhibit:
The following exhibit is attached with this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by the Company, dated March 7, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Robert Fishman
Robert Fishman
Senior Vice President and Chief Financial Officer
Date: March 7, 2016

Index to Exhibits

The following exhibit is attached with this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by the Company, dated March 7, 2016